EXHIBIT 10.2

May 2, 2008

PERSONAL AND CONFIDENTIAL

Great White Shark Enterprises LLC 501 N. Highway A1A Jupiter, Florida 33477 Attn: Bart Collins

Re:	Facility Fees for up to $3.5 Million Pledge

Dear Bart:

Reference is made to (i) that certain Term Sheet (the “Term Sheet”), by and between GPS Industries, Inc., a Nevada corporation (“GPSI”) and Silicon Valley Bank (“SVB”), dated as of April 18, 2008, (ii) that certain [Amended Loan and Security Agreement] (the “Amended Loan and Security Agreement”), by and between GPSI and SVB, dated as of May 2, 2008, and (iii) that certain Pledge Agreement (the “Pledge Agreement”, and collectively with the Amended Loan and Security Agreement and the Pledge Agreement, the “Agreements”), by and between Great White Shark Enterprises LLC, a Florida limited liability company (“GWSE” or “you”) and SVB, pursuant to which you have agreed to pledged up to $3.5 million as security (the "Security") for advances made by SVB under the Amended Loan and Security Agreement. This letter agreement (the “Fee Letter”) is the facility fee agreement referred to in the Term Sheet.

In addition to any fees or other amounts payable by GPSI to you under the terms of the Agreements, GPSI hereby agrees to pay to you a facility fee (the “Facility Fee”) equal to the sum of (i) the total of all certificates of deposit purchased by you and pledged to SVB pursuant to the terms and conditions of the Pledge Agreement times (ii) (A) the difference between seven (7) percent and the yield of the certificates of deposit and (B) divided by twelve (12) (the purpose of this Facility Fee being to permit GWSE to obtain a net annual interest rate of 7% for the Security). The Facility Fee shall accrue monthly and shall be paid by quarterly, beginning on July 31, 2008.

This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by you. This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fee Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Fee Letter. This Fee Letter shall be governed by and shall be construed in accordance with the laws of the State of Florida without regard to principles of conflict of laws.

5500 - 152nd Street, Suite 214, Surrey B.C. Canada V3S 5J9
Telephone: (604) 576-7442 Facsimile: (604) 576-7460

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed copy of this Fee Letter.

Very truly yours,

GPS INDUSTRIES, INC.
Joe Miller, CFO
Agreed and accepted this 2 day of May, 2008.
GREAT WHITE SHARK ENTERPRISES LLC

By:
Name:
Title:

5500 - 152nd Street, Suite 214, Surrey B.C. Canada V3S 5J9
Telephone: (604) 576-7442 Facsimile: (604) 576-7460